Exhibit 99.1

Tumi Holdings Announces Financial Results for the Third Quarter 2013

South Plainfield, NJ - November 7, 2013 - Tumi Holdings, Inc. (NYSE: TUMI), the leading global brand of premium travel, business and lifestyle products and accessories, today announced its financial results for the third quarter ended September 29, 2013.
For the third quarter of 2013:

•	Net sales increased 13.6% to $108.9 million from $95.9 million in the third quarter ended September 23, 2012.

•	Total comparable store sales for all Direct-to-Consumer channels, including company-owned websites, increased 8.5% compared to an increase of 10.9% in the third quarter of 2012.

•	Direct-to-Consumer North America comparable store sales increased 7.4%. Excluding e-commerce sales, Direct-to-Consumer North America comparable store sales increased 5.0%.

•
Direct-to-Consumer International comparable store sales increased 17.1% in U.S. dollars, or 11.1% in Euros. Excluding e-commerce sales, Direct-to-Consumer International comparable stores sales increased 19.4% in U.S. dollars, or 13.2% in Euros.

•	Gross profit increased 16.0% to $64.0 million from $55.2 million in the third quarter of 2012. Gross margin was 58.8% compared to 57.6% in the third quarter of 2012.

•
Operating income increased 7.4% to $18.5 million, or 17.0% of sales, from $17.3 million, or 18.0% of sales, in the third quarter of 2012. Higher operating expenses in the third quarter of 2013 reflect increased investment in marketing and the incremental investment required to transition Tumi’s web stores to what the Company believes to be a more effective and efficient model. As previously announced, Tumi intends to implement an internal web-service function next year. In addition, Tumi continued to invest in human resources in design, IT, finance, and logistics in the third quarter of 2013 compared to the third quarter of 2012.

•
Net income was $12.1 million, or $0.18 per diluted share, based on 67.9 million diluted weighted average common shares outstanding, compared to $10.5 million, or $0.15 per diluted share, based on 67.9 million diluted weighted average common shares outstanding in the third quarter of 2012.

•	During the third quarter of 2013, Tumi opened 5 new stores.

•	At September 29, 2013, Tumi operated 124 company-owned stores.

Jerome Griffith, Chief Executive Officer, President and Director, commented, “We feel very good about the third quarter as there were many examples of the team’s ability to execute our strategic plan, which included opening new Tumi retail locations, and rolling out a new global marketing campaign. Our focus on raising brand awareness is beginning to have an impact, and we feel good about how we are positioned for the holiday season. Looking ahead, we will continue to invest in the Company’s significant long-term potential by increasing our marketing spend, transitioning e-commerce to being run in-house, and developing our global distribution platform.”

For the nine months ended September 29, 2013:

•	Net sales increased 17.8% to $320.0 million from $271.7 million in the corresponding period of 2012.

•	Gross profit increased 18.7% to $184.3 million, or 57.6% of net sales, from $155.3 million, or 57.1% of net sales, in the corresponding period of 2012.

•
Operating income increased 26.9% to $54.0 million, or 16.9% of net sales, from $42.6 million, or 15.7% of net sales, in the first nine months of 2012. Excluding approximately $0.5 million ($0.3 million after tax) in operating expenses incurred in the first quarter of 2013 in conjunction with the secondary common stock offering completed in April 2013, as well as the $1.5 million ($0.9 million after tax) charge in connection with the early termination of an agreement with Tumi’s web services provider in the second quarter of 2013, operating income for the first nine months of 2013 was $56.0 million, or 17.5% of net sales. Excluding the $5.5 million ($3.1 million after tax) one-time special bonus paid to Tumi’s Chief Executive Officer, President and Director in connection with the successful completion of its IPO in the second quarter of 2012, operating income for the first nine months of 2012 was $48.1 million, or 17.7% of net sales.

•
Net income was $33.8 million, or $0.50 per diluted share, based on 67.9 million diluted weighted average common shares outstanding, compared to $19.8 million, or $0.32 per diluted share, based on 61.6 million diluted weighted average common shares outstanding in the first nine months of 2012.

•
Excluding the aforementioned early termination charge and one-time expense incurred in conjunction with the secondary common stock offering completed in April 2013, net income was $35.0 million, or $0.52 per diluted share, for the first nine months of 2013. For the corresponding period of 2012, net income before preferred dividend expense (non-cash) was $27.7 million, or $0.45 per diluted share, and excluding the aforementioned one-time special bonus expense, was $30.9 million, or $0.50 per diluted share.

Balance Sheet Highlights as of September 29, 2013:
Cash and cash equivalents were $20.5 million as of September 29, 2013 compared to $16.4 million as of September 23, 2012. In the third quarter of 2013, the Company used $7.0 million of cash to pay down borrowings under the revolving credit facility. Inventories were $98.1 million, compared to $79.3 million as of September 23, 2012. This amount anticipates inventory demand for the upcoming fourth quarter.
Outlook
Tumi maintains its outlook for the year. For fiscal 2013, net sales are expected to increase between 16% and 18%. This assumes a comparable store sales growth for the Direct-to-Consumer North America segment in the mid- to high-single digit range and comparable store sales growth for the Direct-to-Consumer International segment in the high single-digit to low double-digit range. Net income in 2013 is expected to increase between 41% and 52%. Diluted earnings per share are expected to be in the range of $0.76 to $0.82 per diluted share. This estimate assumes diluted weighted average common shares outstanding of approximately 67.9 million at a weighted average GAAP tax rate of about 37.4%.
The Company’s estimates include an anticipated increased marketing investment in the fourth quarter and acceleration of the upfront investment in the second half of 2013 in website redesign and transition to what the Company believes to be a more cost effective and improved web services platform.
Capital expenditures for fiscal 2013 are expected to be in the range of $21.0 million to $26.0 million.
Conference Call
Tumi Holdings, Inc. will host a conference call to discuss third quarter fiscal 2013 financial results today, November 7, 2013, at 4:30 p.m. ET. The general public can access the call by dialing 1-888-895-5479 (domestic) or 1-847-619-6250 (international). The passcode is 35929440. Please dial in 5 minutes before the start of the call. The conference call will also be webcast live in the Investor Relations section of www.tumi.com. A telephone replay of the call will be available through November 14, 2013; to access the replay, dial 1-888-843-7419 for domestic callers or 1-630-652-3042 for international callers and enter access code 35929440. The webcast will be accessible on the website for approximately 90 days after the call.

About Tumi
Tumi is the leading global brand of premium travel, business and lifestyle products and accessories. The brand is sold in over 200 stores from New York to Paris to London and Tokyo, as well as in the world’s top department, specialty and travel retail stores in over 75 countries. For more information, please visit www.tumi.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect Tumi’s current views with respect to, among other things, future events and performance and Tumi’s outlook for the full year of fiscal 2013. These statements may discuss net sales, gross margin, operating expenses, operating income, net income, cash flow, financial condition, impairments, expenditures, growth, strategies, plans, achievements, dividends, capital structure, organizational structure, future store openings, market opportunities and general market and industry conditions. Tumi generally identifies forward-looking statements by words such as “anticipate,” “estimate,” “expect,” “intend,” “project,” “plan,” “predict,” “believe,” “seek,” “continue,” “outlook,” “may,” “might,” “will,” “should,” “can have,” “likely” or the negative version of these words or comparable words. Forward-looking statements are based on beliefs and assumptions made by management using currently available information. These statements are only predictions and are not guarantees of future performance, actions or events. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management’s underlying beliefs or assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. These risks and uncertainties include those set forth under “Risk Factors” in Tumi’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 21, 2013, and its subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made. Tumi expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 29, 2013	September 23, 2012	September 29, 2013	September 23, 2012
	(unaudited)		(unaudited)
Net sales	$108,910	$95,860	$320,024	$271,704
Cost of sales	44,918	40,685	135,709	116,431
Gross margin	63,992	55,175	184,315	155,273
OPERATING EXPENSES
Selling	7,304	6,517	20,910	17,597
Marketing	4,431	3,191	11,459	9,505
Retail operations	24,498	20,781	70,541	57,117
General and administrative	9,233	7,436	27,407	28,494
Total operating expenses	45,466	37,925	130,317	112,713
Operating income	18,526	17,250	53,998	42,560
OTHER INCOME (EXPENSES)
Interest expense	(162)	(284)	(570)	(1,151)
Dividend expense on mandatorily redeemable preferred stock and preferred equity interests	—	—	—	(7,892)
Earnings from joint venture investment	100	161	587	832
Foreign exchange gains (losses)	831	432	197	(263)
Other non-operating income (expenses)	(38)	34	(244)	261
Total other income (expenses)	731	343	(30)	(8,213)
Income before income taxes	19,257	17,593	53,968	34,347
Provision for income taxes	7,202	7,129	20,184	14,501
Net income	$12,055	$10,464	$33,784	$19,846
Weighted average common shares outstanding:
Basic	67,866,667	67,866,667	67,866,667	61,613,373
Diluted	67,875,729	67,866,667	67,870,675	61,613,403
Basic earnings per common share	$0.18	$0.15	$0.50	$0.32
Diluted earnings per common share	$0.18	$0.15	$0.50	$0.32

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 29, 2013	December 31, 2012
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$20,467	$36,737
Accounts receivable, less allowance for doubtful accounts of approximately $512 and $340 at September 29, 2013 and December 31, 2012, respectively	26,753	21,405
Other receivables	1,870	1,666
Inventories	98,088	70,866
Prepaid expenses and other current assets	4,812	3,233
Prepaid income taxes	—	384
Deferred tax assets, current	3,851	3,851
Total current assets	155,841	138,142
Property, plant and equipment, net	53,779	47,004
Deferred tax assets, noncurrent	2,158	2,158
Joint venture investment	3,137	2,718
Goodwill	142,773	142,773
Intangible assets, net	130,741	130,946
Deferred financing costs, net of accumulated amortization of $2,881 and $2,758 at September 29, 2013 and December 31, 2012, respectively	578	701
Other assets	5,976	4,799
Total assets	$494,983	$469,241

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (continued)
(In thousands, except share and per share data)

	September 29, 2013	December 31, 2012
	(unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$45,238	$27,366
Accrued expenses	29,012	29,503
Income taxes payable	439	—
Total current liabilities	74,689	56,869
Revolving credit facility	16,000	45,000
Other long-term liabilities	8,479	7,271
Deferred tax liabilities	49,016	49,016
Total liabilities	148,184	158,156
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock—$0.01 par value; 350,000,000 shares authorized, 68,144,473 shares issued and 67,866,667 shares outstanding as of September 29, 2013 and December 31, 2012	681	681
Preferred stock—$0.01 par value; 75,000,000 shares authorized and no shares issued or outstanding as of September 29, 2013 and December 31, 2012	—	—
Additional paid-in capital	310,190	308,545
Treasury stock, at cost	(4,874)	(4,874)
Retained earnings	40,950	7,166
Accumulated other comprehensive loss	(148)	(433)
Total stockholders’ equity	346,799	311,085
Total liabilities and stockholders’ equity	$494,983	$469,241

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Segment Results

	Direct-to- Consumer North America	Direct-to- Consumer International	Indirect-to- Consumer North America	Indirect-to- Consumer International	Non-Allocated Corporate Expenses	Consolidated Totals
	(In thousands)
Three Months Ended September 29, 2013
Net sales	$47,201	$6,084	$23,997	$31,628	$—	$108,910
Operating income (loss)	$13,195	$910	$9,600	$9,358	$(14,537)	$18,526
Depreciation and amortization	$1,726	$247	$289	$896	$477	$3,635
Three Months Ended September 23, 2012
Net sales	$40,486	$4,829	$24,963	$25,582	$—	$95,860
Operating income (loss)	$11,771	$249	$9,588	$7,529	$(11,887)	$17,250
Depreciation and amortization	$1,504	$243	$223	$578	$393	$2,941
Nine Months Ended September 29, 2013
Net sales	$139,551	$15,425	$69,534	$95,514	$—	$320,024
Operating income (loss)	$39,544	$1,548	$26,433	$29,300	$(42,827)	$53,998
Depreciation and amortization	$5,047	$753	$807	$2,589	$1,303	$10,499
Nine Months Ended September 23, 2012
Net sales	$116,788	$11,954	$65,658	$77,304	$—	$271,704
Operating income (loss)	$34,582	$(148)	$24,706	$23,853	$(40,433)	$42,560
Depreciation and amortization	$4,288	$662	$604	$1,654	$1,029	$8,237

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Comparable Store Sales

	Three Months Ended
	September 29, 2013	September 23, 2012
In USD
Direct-to-Consumer North America (including e-commerce sales)	7.4%	10.7%
Direct-to-Consumer North America (excluding e-commerce sales)	5.0%	8.0%
Direct-to-Consumer International (including e-commerce sales)	17.1%	12.4%
Direct-to-Consumer International (excluding e-commerce sales)	19.4%	7.7%
All Direct-to-Consumer channels (including e-commerce sales)	8.5%	10.9%

In EUR
Direct-to-Consumer International (including e-commerce sales)	11.1%	27.0%
Direct-to-Consumer International (excluding e-commerce sales)	13.2%	21.8%

TUMI HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Net Income to
Net Income Before Preferred Dividend Expense (Non-Cash) and One-Time Costs
(In millions)

	Three Months Ended		Nine Months Ended
	September 29, 2013	September 23, 2012	September 29, 2013	September 23, 2012
Net income	$12.1	$10.5	$33.8	$19.8
Dividend expense on mandatorily redeemable preferred stock and preferred equity interests	—	—	—	7.9
One-time special bonus to Tumi’s Chief Executive Officer, President and Director in connection with Tumi’s April 2012 initial public offering (after-tax)	—	—	—	3.1
One-time operating expenses in conjunction with secondary common stock offerings (after-tax)	—	—	0.3	—
One-time operating expense charged in connection with the early termination of an agreement with Tumi’s web service provider	—	—	0.9	—
Net income before preferred dividend expense (non-cash) and one-time costs[1]	$12.1	$10.5	$35.0	$30.9
______________________________
1 Totals may not foot due to rounding

Non-GAAP Financial Measure
Net income before preferred dividend expense (non-cash) and one-time costs is a non-GAAP financial measure and is defined as net income plus dividend expense on mandatorily redeemable preferred stock and preferred equity interests and other one-time costs, such as the one-time operating expenses incurred in conjunction with the secondary common stock offering completed in April 2013 of $0.3 million (after tax). Net income before preferred dividend expense (non-cash) and one-time costs is an important supplemental measure for Tumi’s internal reporting, including for its board of directors and management, and is a key measure used to evaluate profitability and operating performance. Net income before preferred dividend expense (non-cash) and one-time costs provides investors and other users of Tumi’s financial information, when viewed in conjunction with its condensed consolidated financial statements, consistency and comparability with Tumi’s past financial performance, facilitates period-to-period comparisons of operating performance and may facilitate comparisons with other companies. Tumi uses this metric in conjunction with GAAP operating performance measures as part of its overall assessment of its performance. Undue reliance should not be placed on this measure as Tumi’s only measure of operating performance. Net income before preferred dividend expense (non-cash) and one-time costs should not be viewed as a substitute for net income.
Comparable Store Sales Growth
Comparable store sales are calculated based on Tumi’s company-owned stores that have been open for at least a full calendar year as of the end of Tumi’s fiscal year. For example, a store opened in October 2011 will not impact the comparable store comparison until January 1, 2013.
Source: Tumi Holdings, Inc.
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